UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

April 21, 2015 (April 20, 2015)
Date of Report (Date of earliest event reported)

AP GAMING HOLDCO, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-55119	46-3698600
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

6680 Amelia Earhart Court
AP Gaming Holdco, Inc.
Las Vegas, Nevada 89119
(Address of principal executive offices) (Zip Code)

(702) 722-6700
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On April 20, 2015, AGS, LLC (the “Company”), a subsidiary of AP Gaming Holdco, Inc. (the “Registrant”), entered into a Separation Agreement and Release of All Claims with Kim Bossingham (the “Separation Agreement”), pursuant to which Mr. Bossingham will resign from his position as Chief Operating Officer of the Company effective May 1, 2015.  Under the terms of the Separation Agreement, Mr. Bossingham has agreed to cooperate with the Company and provide reasonable assistance regarding any unfinished business through September 1, 2015.  His non-compete obligation will also remain in effect through September 1, 2015.  The Registrant has also agreed pursuant to the Separation Agreement to repurchase all 12,000 shares of common stock held by Mr. Bossingham at the original purchase price Mr. Bossingham paid for such shares, however all stock options to purchase shares of common stock of the Registrant held by Mr. Bossingham will be forfeited.  The Separation Agreement also contains a general release and waiver of all claims by Mr. Bossingham against the Company and other related parties.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AP GAMING HOLDCO, INC.

Date: April 21, 2015	By:	/s/ David Lopez
	Name:	David Lopez
	Title:	Chief Executive Officer